SECURITY AGREEMENT (ALL ASSETS)

As of June 4, 2007 for value received, the undersigned Vertical Branding, Inc., a Delaware corporation ("Guarantor/Pledgor") grants to BFI Business Finance ("Lender") a California corporation, a continuing security interest in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to Lender of Adsouth Marketing, LLC, a Delaware limited liability company, WORLDWIDE EXCELLENCE, INC., a Delaware corporation, Pet Vac, LLC, a California limited liability company, TRAMP-O-LEAN, LLC, a California limited liability company, YOUTH FACTOR BEAUTY CARE, LLC, a California limited liability company, and LEGACY FORMULAS, LLC, a California limited liability company, (individually and collectively, "Borrower") and/or Guarantor/Pledgor. Indebtedness includes without limitation any and all obligations or liabilities of Borrower and/or Guarantor/Pledgor to Lender, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which Borrower and/or Guarantor/Pledgor would otherwise be liable to Lender were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Lender in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Lender and Borrower and/or Guarantor/Pledgor or in connection with any proceeding involving Lender as a result of any financial accommodation to Borrower and/or Guarantor/Pledgor; and all other costs of collecting indebtedness, including without limitation attorneys' fees. Guarantor/Pledgor agrees to pay Lender all such costs incurred by Lender, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys' fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

1. Collateral: Collateral shall mean:

1.1

 All of the personal property of Guarantor/Pledgor, wherever located, and now owned or hereafter acquired or the possession of which Guarantor/Pledgor now controls by document or otherwise, including (a) all accounts; (b) all chattel paper; (c) all inventory; (d) all equipment; (e) all instruments; (t) all investment property; (g) all documents; (h) all deposit items; (i) all letter of credit rights; G) all general intangibles; (k) all fixtures; (1) all intellectual property rights, including without limitation all patents, trademarks, service marks, trade names, copyrights, trade secrets, license rights; (m) all of Guarantor/Pledgor's books relating to any of the foregoing; (n) any and all claims, rights and interests in any of the foregoing, in whatever form (including proceeds in the form of inventory, equipment or any other form of personal property), including proceeds of proceeds, insurance proceeds and all claims against third parties for loss or damage to or destruction of any of the foregoing; and

1.2

All additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, or proceeds of or pertaining to the above including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Guarantor/Pledgor.

2.

Warranties. Covenants and Agreements. Guarantor/Pledgor warrants, covenants and agrees as follows:

2.1

Guarantor/Pledgor shall furnish to Lender, in form and at intervals as Lender may request, any information Lender may reasonably request and allow Lender to examine, inspect, and copy any of Guarantor/Pledgor's books and records. Guarantor/Pledgor shall, at the request of Lender, mark its records and the Collateral to clearly indicate the security interest of Lender under this Agreement.

2.2

At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Lender, Guarantor/Pledgor shall be deemed to have warranted that (a) Guarantor/Pledgor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Lender; (b) none of the Collateral is subject to any security interest other than that in favor of Lender and there are no financing statements on file, other than in favor of Lender; and (c) Guarantor/Pledgor acquired its rights in the Collateral in the ordinary course of its business.

2.3

Guarantor/Pledgor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Lender. Guarantor/Pledgor will not, without the prior written consent of Lender, sell transfer or lease, or permit it to be sold, transferred or leased, any or all of the Collateral, except (where inventory is pledged as Collateral) for inventory in the ordinary course of its business and will not return any inventory to its supplier. Lender or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

2.4

Guarantor/Pledgor will do all acts and or cause to be executed all writings requested by Lender to establish, maintain and continue a perfected and first security interest of Lender in the Collateral. Guarantor/Pledgor agrees that Lender has no obligation to acquire or perfect any lien on or security interest in any asset(s) , whether realty or personalty, to secure payment of the Indebtedness, and Guarantor/Pledgor is not relying upon assets in which Lender may have a lien or security interest for payment of the Indebtedness.

2.5

Guarantor/Pledgor will pay within the time that they can be paid without interest or penalty all taxes , assessments and similar charges which at any time are or may become a lien, charge , or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Lender. If Guarantor/Pledgor fails to pay any of these taxes, assessments, or other charges in the time provided above, Lender has the option (but not the obligation) to do so and Guarantor/Pledgor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender to Guarantor/Pledgor on any indebtedness.

2.6

Guarantor/Pledgor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Guarantor/Pledgor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Lender, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Lender, containing a lender's loss payable endorsement acceptable to Lender. Guarantor/Pledgor will deliver to Lender immediately upon demand evidence satisfactory to Lender that the required insurance has been procured. If Guarantor/Pledgor fails to maintain satisfactory insurance, Lender has the option (but not the obligation) to do so and Guarantor/Pledgor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender to Guarantor/Pledgor on any indebtedness.

2.7

If Guarantor/Pledgor's Accounts Receivable are pledged as Collateral under this Agreement, then on each occasion on which Guarantor/Pledgor evidences to Lender the account balances on and the nature and extent of the Accounts Receivable, Guarantor/Pledgor shall be deemed to have warranted that except as otherwise indicated (a) each of those Accounts Receivable is valid and enforceable without performance by Guarantor/Pledgor of any act; (b) each of those account balances are in fact owing, (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Guarantor/Pledgor to Lender, (e) Guarantor/Pledgor has not received with respect to any Account Receivable, any notice of the death of the related account Guarantor/Pledgor, nor the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against , the account Guarantor/Pledgor, and (f) as to each Account Receivable, the account Guarantor/Pledgor is not an affiliate of Guarantor/Pledgor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Guarantor/Pledgor will do all acts and will execute all writings requested by Lender to perform, enforce performance of, and collect all Accounts Receivable.

Guarantor/Pledgor shall neither make nor permit any modification, compromise, or substitution for any Account Receivable without the prior written consent of Lender. Guarantor/Pledgor shall, at Lender's request arrange for verification of Accounts Receivable directly with the accounts of Guarantor/Pledgor or by other methods acceptable to Lender.

2.8

Guarantor/Pledgor at all times shall be in strict compliance with all applicable laws, including without limitation any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

2.9

If marketable securities are pledged as Collateral under this Agreement and if at any time the outstanding principal balance of the Indebtedness exceeds of the value of the Collateral, as such value is determined from time to time by Lender (herein called the "Margin Requirement"), Guarantor/Pledgor shall immediately payor cause to be paid to Lender an amount sufficient to reduce the Indebtedness such that the remaining principal outstanding thereunder is equal to or less than the Margin Requirement. Lender shall apply payments made under this paragraph in payment of the Indebtedness in such order and manner of application as Lender in its sole discretion elects. In the alternative, Guarantor/Pledgor may provide or cause to be provided to Lender additional collateral in the form of cash or other property acceptable to Lender and with a value, as determined by Lender, that when added to the Collateral will constitute compliance with the Margin Requirement.

2.10

If Lender, acting in its sole discretion, redelivers Collateral to Guarantor/Pledgor or Guarantor/Pledgor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal , or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Lender and shall not constitute a release of Lender's security interest in it or in the proceeds or products of it unless Lender specifically so agrees in writing . If Guarantor/Pledgor requests any such redelivery, Guarantor/Pledgor will deliver with such request a duly executed financing statement in form and substance satisfactory to Lender. Any proceeds of Collateral coming into Guarantor/Pledgor's possession as a result of any such redelivery shall be held in trust for Lender and immediately delivered to Lender for application on the Indebtedness. Lender may (in its sole discretion) deliver any or all of the Collateral to Guarantor/Pledgor, and such delivery by Lender shall discharge Lender from all liability or responsibility for such Collateral. Lender, at its option, may require delivery of any Collateral to Lender at any time with such endorsements or assignments of the Collateral as Lender may request.

2.11

 At any time and without notice , Lender may as to Collateral other than Equipment, Fixtures or Inventory (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Lender; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement.

2.12

Lender may assign any of the Indebtedness and deliver any or all the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Lender under this Agreement, and after that Lender shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

2.13

Guarantor/Pledgor delivers this Agreement based solely on Guarantor/Pledgor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Lender. Guarantor/Pledgor assumes full responsibility for obtaining any further information concerning Borrower's financial condition, the status of the Indebtedness or any other matter that the undersigned may deem necessary or appropriate now or later. Guarantor/Pledgor waives any duty on the part of Lender, and agrees that Guarantor/Pledgor is not relying upon nor expecting Lender to disclose to Guarantor/ Pledgor any fact now or later known by Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Guarantor/Pledgor's risk or Guarantor/Pledgor's rights against Borrower. Guarantor/Pledgor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limitation the possibility that Borrower may incur Indebtedness to Lender after the financial condition of Borrower or Borrower's ability to pay debts as they mature, has deteriorated.

2.14

 Guarantor/Pledgor shall defend, indemnify and hold harmless Lender, its employees, agents, shareholders, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limitation consultant fees, legal expenses, and reasonable attorneys' fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limitation, Environmental Laws, or of any remediation relating to any property required by any law, including without limitation Environmental Laws.

3.

Collection of Proceeds.

3.1

Guarantor/Pledgor agrees to collect and enforce payment of all Collateral until Lender shall direct Guarantor/Pledgor to the contrary. Immediately upon notice to Guarantor/Pledgor by Lender and at all times after that, Guarantor/Pledgor agrees to fully and promptly cooperate and assist Lender in the collection and enforcement of all Collateral and to hold in trust for Lender all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Guarantor/Pledgor now or later has regarding Collateral. Immediately upon and after such notice, Guarantor/Pledgor agrees to (a) endorse to Lender and immediately deliver to Lender all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Guarantor/Pledgor in the Collateral, in the form received by Guarantor/Pledgor without commingling with any other funds, and (b) immediately deliver to Lender all property in Guarantor/Pledgor's possession or later coming into Guarantor/Pledgor's possession through enforcement of Guarantor/Pledgor's rights or interests in the Collateral. Guarantor/Pledgor irrevocably authorizes Lender or any Lender employee or agent to endorse the name of Guarantor/Pledgor upon any checks or other items that are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Lender shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Lender. Guarantor/Pledgor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Lender to any sale, lease, or other disposition of any Collateral.

3.2

 If Accounts Receivable are pledged as Collateral under this Agreement, Guarantor/Pledgor agrees that immediately upon Lender's request (whether or not any Event of Default exists) the Indebtedness shall be on a "remittance basis" as follows: Guarantor/Pledgor shall at its sole expense establish and maintain (and Lender, at Lender's option, may establish and maintain at Guarantor/Pledgor's expense): (a) an United States Post Office lock box (the "Lock Box"), to which Lender shall have exclusive access and control. Guarantor/Pledgor expressly authorizes Lender, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Guarantor/Pledgor agrees to notify all account Guarantor/Pledgor and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor (other than payments by electronic funds transfer) shall be remitted, for the credit of Guarantor/Pledgor, to the Lock Box, and Guarantor/Pledgor shall include a like statement on all invoices; and (b) a non-interest bearing deposit account with Lender which shall be titled as designated by Lender (the "Cash Collateral Account") as security for payment of the Indebtedness to which Lender shall have exclusive access and control. Guarantor/Pledgor agrees to notify all account Guarantor/Pledgor and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor by electronic funds transfer shall be remitted, to the Cash Collateral Account, and Guarantor/Pledgor, at Lender's request, shall include a like statement on all invoices. Guarantor/Pledgor shall execute all documents and authorizations as required by Lender to establish and maintain the Lock Box and the Cash Collateral Account.

3.3

If Accounts Receivable are pledged as Collateral under this Agreement, all items or amounts which are remitted to the Lock Box or otherwise delivered by or for the benefit of Guarantor/Pledgor to Lender on account of partial or full payment of, or with respect to, any Collateral shall, at Lender's option (i) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Lender may determine in its sole discretion, or (ii) be deposited to the Cash Collateral Account. Guarantor/Pledgor agrees that Lender shall not be liable for any loss or damage which Guarantor/Pledgor may suffer as a result of Lender's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Guarantor/Pledgor agrees to indemnify and hold Lender harmless from and against all such third party claims, demands, or actions, and all related expenses or liabilities, including, without limitation, attorneys' fees.

4.

Defaults, Enforcement and Application of Proceeds.

4.1

 Upon the occurrence of any of the following events (each an "Event of Default"), Guarantor/Pledgor shall be in default under this Agreement:

(a)

Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise;

(b)

Any failure or neglect to comply with, or breach of, or default under, any term of this Agreement, or any other agreement or commitment between Borrower, Guarantor/Pledgor, or any guarantor of any of the Indebtedness (each, a "Guarantor")and Lender; or

(c)

Any warranty, representation, financial statement, or other information made, given or furnished to Lender by or on behalf of Borrower, Guarantor/Pledgor, or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d)

Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of ,upon or in respect of Borrower, Guarantor/Pledgor, any Guarantor, or any Collateral; or

(e)

Sale or other disposition by Borrower, Guarantor/Pledgor, or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Guarantor/Pledgor, or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Guarantor/Pledgor, or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency law or laws for the relief of Guarantor/Pledgor by or against Borrower, Guarantor/Pledgor, or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Guarantor/Pledgor, or any Guarantor; or

(f)

Lender deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral.

4.2

 Upon the occurrence of any Event of Default, Lender may at its discretion and without prior notice to Guarantor/Pledgor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise anyone or more of the following rights and remedies:

(a)

 exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b)

institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c)

institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(d)

 personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Lender may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Lender to sell, lease, or otherwise dispose of the Collateral or as to the application by Lender of the proceeds of sale or otherwise, which would otherwise be required by, or available to Guarantor/Pledgor under, applicable law are expressly waived by Guarantor/Pledgor to the fullest extent permitted .

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Lender or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Lender or the public officer to any purchase at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limitation, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Lender shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Guarantor/Pledgor with respect to that Collateral.

4.3

Guarantor/Pledgor shall at the request of Lender, notify the account Guarantor/Pledgor or obligors of Lender's security interest in the Collateral, including, without limitation, the Accounts Receivable and Inventory, and direct payment of it to Lender. Lender may, itself, upon the occurrence of any Event of Default so notify and direct any account Guarantor/Pledgor or obligor.

4.4

The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Lender first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by Lender; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Guarantor/Pledgor or to such other person(s) as may be entitled to it under applicable law. Guarantor/Pledgor shall remain liable for any deficiency, which it shall pay to Lender immediately upon demand.

4.5

 Nothing in this Agreement is intended, nor shall it be construed, to preclude Lender from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Lender may be entitled for the breach of this Agreement by Guarantor/Pledgor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Lender contained in any existing agreement between Borrower, Guarantor/Pledgor, or any Guarantor and Lender.

4.6

 No waiver of default or consent to any act by Guarantor/Pledgor shall be effective unless in writing and signed by an authorized officer of Lender. No waiver of any default or forbearance on the part of Lender in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7

Guarantor/Pledgor irrevocably appoints Lender or any agent of Lender (which appointment is coupled with an interest) the true and lawful attorney of Guarantor/Pledgor (with full power of substitution) in the name, place, and stead of, and at the expense of, Guarantor/Pledgor:

(a) to demand, receive, sue for, and give receipts or acquittances for any monies due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(b) to execute and file in the name of and on behalf of Guarantor/Pledgor all financing statements or other filings deemed necessary or desirable by Lender to evidence, perfect, or continue the security interests granted in this Agreement; and

(c) to do and perform any act on behalf of Guarantor/Pledgor permitted or required under this Agreement.

Upon the occurrence of an Event of Default, Guarantor/Pledgor also agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place designated by Lender that is reasonably convenient to Lender and Guarantor/Pledgor.

5. Miscellaneous.

5.1

 Until Lender is advised in writing by Guarantor/Pledgor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Guarantor/Pledgor at the address indicated in Section 5.15 below.

5.2

Guarantor/Pledgor will give Lender not less than ninety (90) days' prior written notice of all contemplated changes in Guarantor/Pledgor's name, chief executive office location, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3

 Lender assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4

 Lender has the right to sell, assign, transfer, negotiate, or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limitation this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Guarantor/Pledgor, the Indebtedness or this Agreement, however obtained. Guarantor/Pledgor further agree(s) that Lender may provide information relating to this Agreement or relating to Guarantor/Pledgor to Lender's parent, affiliates, subsidiaries, and service providers.

5.5

 In addition to Lender's other rights, any Indebtedness owing from Lender to Guarantor/Pledgor can be set off and applied by Lender on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone.

5.6

Guarantor/Pledgor waives any right to require Lender to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the California or other applicable Uniform Commercial Code; or (c) pursue any other remedy in Lender's power. Guarantor/Pledgor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that Lender may, once or any number or times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Guarantor/Pledgor and without affecting in any manner the unconditional obligation of Guarantor/Pledgor under this Agreement. Guarantor/Pledgor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Guarantor/Pledgor under this Agreement and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Guarantor/Pledgor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

5.7

Guarantor/Pledgor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Guarantor/Pledgor pursuant to this Agreement.

5.8

 In the event that applicable law shall obligate Lender to give prior notice to Guarantor/Pledgor of any action to be taken under this Agreement, Guarantor/Pledgor agrees that a written notice given to Guarantor/Pledgor at least five (5) days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Guarantor/Pledgor or when placed in an envelope addressed to Guarantor/Pledgor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.9

 Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Lender in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Guarantor/Pledgor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Lender, and whether or not Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Guarantor/Pledgor agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor/Pledgor to do so shall not affect in any way the reinstatement or continuation.

5. 10

 This Agreement and all the rights and remedies of Lender under this Agreement shall inure to the benefit of Lender's successors and assigns and to any other holder who derives from Lender title to or an interest in the Indebtedness or any portion of it, and shall bind Guarantor/Pledgor and the heirs, legal representatives, successors, and assigns of Guarantor/Pledgor. Nothing in this Section 5.10 is deemed a consent by Lender to any assignment by Guarantor/Pledgor.

5.11

 If there is more than one Guarantor/Pledgor, all undertakings, warranties and covenants made by Guarantor/Pledgor and all rights, powers and authorities given to or conferred upon Lender are made or given jointly and severally.

5.12

 Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as of the date of this Agreement. "Uniform Commercial Code" means the California Uniform Commercial Code, as amended.

5.13

 No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Guarantor/Pledgor and Lender with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Guarantor/Pledgor and an authorized officer of Lender. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles.

5.14

 To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Lender from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.15

Guarantor/Pledgor's chief executive office is located and shall be maintained at 16000 Ventura Boulevard, Suite 301, Encino, California 91436. If Collateral is located at other than the chief executive office, such Collateral is located and shall be maintained at the locations identified in this Schedule 5.15 to this Agreement.

5.16

A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Lender in any filing office.

5.17

 This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.14 of this Agreement shall survive termination.

6.

GUARANTORIPLEDGOR AND LEND ER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby y submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

7.

This Security Agreement (All Assets) is given to secure Guarantor/Pledgor's obligations under that certain General Continuing Guaranty of even date herewith, as same may be amended from time to time hereafter, as well as any other obligations that may be owing by Guarantor/Pledgor to Lender.

This Agreement is subject to the terms and conditions of Addendum A hereto, which are incorporated herein by this reference. Guarantor/Pledgor: Vertical Branding, Inc.

/s/ Nancy Duitch
By: Nancy Duitch
Title: Chief Executive Officer
Accepted at San Jose, California:
BFI Business Finance
/s/ David Drogos
By: David Drogos
Title: president

Addendum A to Security Agreement All Assets

(Supplemental Terms)

Pursuant to this Addendum A to Security Agreement All Assets (this "Addendum"), the foregoing Security Agreement All Assets (the "Agreement") by and between BFI Business Finance ("Lender") and Vertical Branding, Inc. ("Guarantor/Pledgor") is hereby amended and/or supplemented by the following disclosures, terms, and conditions.

8.

Section 2.2 is hereby deleted in its entirety and replaced with the following Section 2.2:

“At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Lender, Guarantor/Pledgor shall be deemed to have warranted that (a) Guarantor/Pledgor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Lender; (b) none of the Collateral is subject to any security interest other than that in favor of Lender and GOTTBETTER CAPITAL MASTER, LTO. as successor in interest to Gottbetter Capital Finance, Inc. and/or its assigns ("Gottbetter") and there are no financing statements on file, other than in favor of Lender and/or Gottbetter and/or its; and (c) Guarantor/Pledgor acquired its rights in the Collateral in the ordinary course of its business."

9.

Section 2.9 is hereby deleted in its entirety and replaced with the following Section 2.9:

" If marketable securities are pledged as Collateral under this Agreement and if at any time the outstanding principal balance of the Indebtedness exceeds of the value of the Collateral, as such value is determined from time to time by Lender (herein called the "Margin Requirement"), Guarantor/Pledgor shall immediately payor cause to be paid to Lender an amount sufficient to reduce the Indebtedness such that the remaining principal outstanding thereunder is equal to or less than the Margin Requirement. Lender shall apply payments made under this paragraph in payment of the Indebtedness in such order and manner of application as Lender in its sole discretion elects. In the alternative, Guarantor/Pledgor may provide or cause to be provided to Lender additional collateral in the form of cash or other property acceptable to Lender and with a value, as determined by Lender, that when added to the Collateral will constitute compliance with the Margin Requirement."

10.

Section 2.11 is hereby deleted in its entirety and replaced with the following Section 2.11:

"After the occurrence and during the continuance of a Material Event of Default and with such notice as may be required by applicable law, Lender may as to Collateral other than Equipment, Fixtures or Inventory (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees ; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Lender;(c)enter into any extension, subordination, reorganization,  deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement."

11.

 Section 2.12 is hereby deleted in its entirety and replaced with the following Section 2.12:

"Lender may assign any of the Indebtedness and deliver any or all the Collateral to its assignee, which then shall have with respect to Collateral so delivered all the rights and powers of Lender under this Agreement, and after that Lender shall be fully discharged from all liability and responsibility with respect to Collateral so delivered. Under the following circumstances: (a) Lender is assigning the Indebtedness and related obligations for collateral purposes only; (b an Event of Default has occurred and is continuing; or (c) the assignee is the successor in interest to Lender following a change of control of Lender.

12.

 Section 3.1 is hereby deleted in its entirety and replaced with the following Section 3.1:

"Guarantor/Pledgor agrees to collect and enforce payment of all collateral until Lender shall direct Guarantor/Pledgor to the contrary following the occurrence of an Event of Default. Immediately upon notice to Guarantor/Pledgor by Lender and at all times after that, Guarantor/Pledgor agrees to fully and promptly cooperate and assist Lender in the collection and enforcement of all Collateral and to hold in trust for Lender all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Guarantor/Pledgor now or later has regarding Collateral. Immediately upon and after such notice, Guarantor/Pledgor agrees to (a) endorse to Lender and immediately deliver to Lender all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Guarantor/Pledgor in the Collateral, in the form received by Guarantor/Pledgor without commingling with any other funds, and (b) immediately deliver to Lender all property in Guarantor/Pledgor's possession or later coming into Guarantor/Pledgor's possession through enforcement of Guarantor/Pledgor's rights or interests in the Collateral. Guarantor/Pledgor irrevocably authorizes Lender or any Lender employee or agent to endorse the name of Guarantor/Pledgor upon any checks or other items that are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Lender shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Lender. Guarantor/Pledgoragreestotakeallstepsnecessarytopreserverightsagainstprior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed consent by Lender to any sale, lease, or other disposition of any Collateral."

13.

 Section 3.2 is hereby deleted in its entirety and replaced with the following Section 3.2:

"If Accounts Receivable are pledged as Collateral under this Agreement, Guarantor/Pledgor agrees that immediately upon Lender's request following the occurrence of an Event of Default the Indebtedness shall be on a "remittance basis" as follows: Guarantor/Pledgor shall at its sole expense establish and maintain (and Lender, at Lender's option, may establish and maintain at Guarantor/Pledgor's expense): (a) an United States Post Office lock box (the "Lock Box"), to which Lender shall have exclusive access and control. After Lender has notified Guarantor/Pledgor that Lender is requiring Guarantor/Pledgor to do so pursuant to the provisions of this Section 3.2, Guarantor/Pledgor expressly authorizes Lender, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Guarantor/Pledgor agrees to notify all account Guarantor/Pledgor and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor (other than payments by electronic funds transfer) shall be remitted, for the credit of Guarantor/Pledgor, to the Lock Box, and Guarantor/Pledgor shall include a like statement on all invoices; and (b) a non-interest bearing deposit account with Lender which shall be titled as designated by Lender (the "Cash Collateral Account") as security for payment of the Indebtedness to which Lender shall have exclusive access and control. Guarantor/Pledgor agrees to notify all account Guarantor/Pledgor and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor by electronic funds transfer shall be remitted, to the Cash Collateral Account, and Guarantor/Pledgor, at Lender's request, shall include a like statement on all invoices. Guarantor/Pledgor shall execute all documents and authorizations as required by Lender to establish and maintain the Lock Box and the Cash Collateral Account."

14.

 Section 4.1(f) is hereby deleted in its entirety and replaced with the following Section 4.1(f):

"Lender reasonably deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is materially impaired or shall fear material deterioration, removal, or waste of Collateral."

15. Section 4.7 is hereby deleted in its entirety and replaced with the following Section 4.7:

"Guarantor/Pledgor irrevocably appoints Lender or any agent of Lender (which appointment is coupled with an interest) the true and lawful attorney of Guarantor/Pledgor (with full power of substitution) in the name, place , and stead of, and at the expense of, Guarantor/Pledgor (which power of attorney shall only be used upon the occurrence and during the continuation of a an Event of Default, after giving such notice as may be reasonable under the circumstances unless giving notice would cause prejudice to Lender in the reasonable judgment of Lender."

(a) to demand, receive, sue for, and give receipts or acquittances for any monies due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(b) to execute and file in the name of and on behalf of Guarantor/Pledgor all financing statements or other filings deemed necessary or desirable by Lender to evidence, perfect, or continue the security interests granted in this Agreement; and

(c) to do and perform any act on behalf of Guarantor/Pledgor permitted or required under this Agreement.

Upon the occurrence of an Event of Default, Guarantor/Pledgor also agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place designated by Lender that is reasonably convenient to Lender and Guarantor/Pledgor."

16.

 Section 5.4 is hereby deleted in its entirety and replaced with the following Section 5.4:

"Lender has the right to sell, assign, transfer, negotiate, or grant any interest in, any or all of the Indebtedness and any related obligations, including without limitation this Agreement, in the following circumstances: (a) Lender is assigning the Indebtedness and related obligations for collateral purposes only; (b an Event of Default has occurred and is continuing; or (c) the assignee is the successor in interest to Lender following a change of control of Lender. Lender has the right to grant participations in any or all of the Indebtedness irrespective of whether (a) Lender is assigning the Indebtedness and related obligations for collateral purposes only; (b an Event of Default has occurred and is continuing; or (c) the assignee is the successor in interest to Lender following a change of control of Lender. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Guarantor/Pledgor, the Indebtedness or this Agreement, however obtained. Guarantor/Pledgor further agree(s) that Lender may provide information relating to this Agreement or relating to Guarantor/Pledgor to Lender's parent, affiliates, subsidiaries, and service providers."

17.

 Section 5.17 is hereby deleted in its entirety and replaced with the following Section 5.17:

"This Agreement shall be terminated only if all Obligations owing by Guarantor/Pledgor and Borrower have been satisfied in full with no further agreement on the part of Lender to make any further accommodations to Guarantor/Pledgor or Borrower. Lender agrees to the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code. Guarantor/Pledgor agrees that the obligations contained in Section 2.14 of this Agreement shall survive termination."

Schedule 5.15

Other locations of Guarantor/Pledgor Where Collateral is Located:

NONE